EXHIBIT 2.1

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER

by and among

AMERICAN ACQUISITION OPPORTUNITY INC.

ROYALTY MERGER SUB, INC.

and

ROYALTY MANAGEMENT CORPORATION

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This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (“Amendment No. 2”), dated as of April 25, 2023, by and among American Acquisition Opportunity Inc., a Delaware corporation (“AAO”), Royalty Merger Sub, Inc., an Indiana corporation (“Merger Sub”), and Royalty Management Corporation, an Indiana corporation (the “Company”). AAO, Merger Sub and the Company are sometimes referred to individually herein as a “Party” and, collectively, the “Parties.”

WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of June 28, 2022 (the “Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation;

WHEREAS, the Parties have entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 27, 2022 (“Amendment No. 1”), providing for, among other things, changing the date that is defined as the “Outside Date” from November 30, 2022 to March 22, 2023; and

WHEREAS, each of the Parties desires to further amend the Merger Agreement in certain respects as described in this Amendment. NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Parties accordingly agree as follows.

1. Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2. Section 9.1(b) of the Agreement shall be amended by changing the date that is defined as the “Outside Date” from March 22, 2023 to September 22, 2023.

3. Except as set forth herein, all other terms and provisions of the Agreement remain unchanged and in full force and effect. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import, shall mean and be a reference to the Agreement as amended or otherwise modified by this Amendment No. 2. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Agreement, as amended by this Amendment No. 2, shall mean June 28, 2022.

4. This Amendment No. 2 shall be governed by all provisions of the Merger Agreement unless context requires otherwise, including all provisions concerning construction, enforcement and governing law.

5. This Amendment No. 2, together with Amendment No. 1 and the Agreement, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

6. This Amendment No. 2 may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment No. 2 shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first written above by their respective officers thereunto duly authorized.

AMERICAN ACQUISITION OPPORTUNITY INC.

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

ROYALTY MERGER SUB, INC.

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

ROYALTY MANAGEMENT CORPORATION

By:
Thomas Sauve
Chief Executive Officer

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